UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 13, 2015

Popeyes Louisiana Kitchen, Inc.

(Exact name of registrant as specified in its charter)

Minnesota	000-32369	58-2016606
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

400 Perimeter Center Terrace, Suite 1000, Atlanta, Georgia	30346
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (404) 459-4450

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 13, 2015, Popeyes Louisiana Kitchen, Inc. (the “Company”) appointed John K. Merkin as its Chief Operating Officer, U.S., effective March 30, 2015.

Prior to joining the Company, Mr. Merkin, age 49, served as Senior Vice President of Operations at IHOP, a family restaurant chain owned by DineEquity, Inc., since 2013. Previously, Mr. Merkin held various other positions at IHOP, including Vice President, Operations and International – IHOP Restaurants (2012-2013) and Vice President, Development – IHOP Restaurants (2011-2012). Prior to joining IHOP, Mr. Merkin served as a Principal at JKM Advisory Services (2009-2011), where he provided brand management, franchising, operations and litigation consulting services to clients across the restaurant, hotel and consulting industries. Mr. Merkin also spent more than 20 years with InterContinental Hotels Group, PLC where he held various positions including, Senior Vice President, Brand Management, Holiday Inn Brands, the Americas.

On March 13, 2015 (the “Employment Date”), the Company entered into an Employment Agreement with Mr. Merkin (the “Employment Agreement”). The Employment Agreement provides for an initial term of one year, which will be automatically extended for one additional year on each anniversary of the Employment Date unless the Company or Mr. Merkin, at least thirty days prior to any anniversary date, gives written notice that there will be no such extension.

The Employment Agreement provides that Mr. Merkin’s base salary will initially be $400,000 and his target annual cash incentive compensation will initially be $240,000 (which, for 2015, will be prorated based on his service). Upon commencement of his employment, Mr. Merkin will receive a sign-on bonus of $100,000 and an initial grant of 5,000 shares of restricted stock, vesting on the first anniversary of the grant date. The Company has a right to clawback the cash signing bonus if Mr. Merkin voluntarily terminates his employment with the Company (other than as a result of a Constructive Discharge (as defined in the Employment Agreement)) or he is terminated for Cause, in each case within twelve months of the commencement of his employment.

Mr. Merkin is eligible for health insurance and life and disability insurance and other customary employee benefits.

If the Company at any time terminates Mr. Merkin’s employment without Cause, or determines not to renew the Employment Agreement, or if Mr. Merkin resigns pursuant to a Constructive Discharge by the Company, Mr. Merkin will be entitled to (1) a cash payment equal to the sum of his then current base salary and his then current target annual cash bonus and (2) the accelerated vesting of his then outstanding equity awards, notwithstanding the terms under which such awards were granted, except that awards with performance-based vesting conditions will be governed by their original terms.

The Employment Agreement also contains customary non-competition and non-solicitation covenants and covenants regarding the treatment of confidential information.

The foregoing description of the Employment Agreement is a general description and is qualified in its entirety by reference to the Employment Agreement, which the Company intends to file as an exhibit to its Quarterly Report on Form 10-Q for the quarter ending April 19, 2015.

Item 8.01	Other Events.

On March 13, 2015, the Company issued a press release, furnished with this Form 8-K as Exhibit 99.1, announcing Mr. Merkin’s appointment as Chief Operating Officer, U.S.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Press release, dated March 13, 2015.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: March 16, 2015

POPEYES LOUISIANA KITCHEN, INC.

By:	/S/ HAROLD M. COHEN
Harold M. Cohen
Senior Vice President, General Counsel, Chief Administrative Officer and Corporate Secretary

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press release, dated March 13, 2015.